Exhibit 99.1

Synthetic Biologics Announces Adjournment of Annual Meeting of Shareholders Due to Lack of Quorum

Rockville, MD, September 21, 2021 – Synthetic Biologics, Inc. (NYSE American: SYN), a diversified clinical-stage company leveraging the microbiome to develop therapeutics designed to prevent and treat gastrointestinal (“GI”) diseases in areas of high unmet need, today announced that the Company’s annual meeting of shareholders, on September 21, 2021, at 9:30 a.m. ET was convened and adjourned, without any business being conducted, due to lack of the required quorum.

A quorum consists of a majority of the shares entitled to vote. There were fewer than a majority of shares entitled to vote present, either in person or by proxy at this meeting. Approximately 46.2% of the shares of the Company’s common stock outstanding as of the record date were properly voted at the time of the annual meeting. The annual meeting of shareholders therefore had no quorum and the meeting was adjourned and will reconvene at 9:30 a.m. ET on Wednesday, October 6, 2021 at the Company’s corporate headquarters 9605 Medical Center Drive, Suite 270, Rockville, MD 20850 to allow additional time for the Company’s shareholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “S.E.C.”) on August 16, 2021.

During the current adjournment, the Company will continue to solicit votes from its shareholders with respect to the proposals set forth in the Company’s proxy statement. As set forth in the proxy statement, the Company has engaged a proxy solicitor, D.F. King & Co., Inc. to assist management with obtaining adequate votes to achieve the required quorum of at least a majority of the outstanding shares of common stock.

The Company encourages all shareholders of record, as of the record date August 9, 2021, who have not yet voted, to do so by October 5, 2021 at 11:59 p.m. ET. Shareholders who have any questions or require any assistance with completing a proxy or voting instruction form or who do not have the required materials, may contact D.F. King & Co., Inc. using the following contact information 48 Wall Street, 22nd Floor, New York, NY 10005, Telephone: Toll Free: 1-800-859-8509 and Outside North America: +1-212-269-5550. Email: synthetic@dfking.com.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE American: SYN) is a diversified clinical-stage company leveraging the microbiome to develop therapeutics designed to prevent and treat gastrointestinal (GI) diseases in areas of high unmet need. The Company’s lead candidates are: (1) SYN-004 (ribaxamase) which is designed to degrade certain commonly used intravenous (IV) beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent (a) microbiome damage, (b) Clostridioides difficile infection (CDI), (c) overgrowth of pathogenic organisms, (d) the emergence of antimicrobial resistance (AMR), and (e) acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients, and (2) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability of Synthetic Biologics to receive the necessary regulatory approvals for commercialization of Synthetic Biologics’ therapeutics, a failure of Synthetic Biologics’ clinical trials, and those conducted by investigators, for SYN-004 and SYN-020 to be commenced or completed on time, to provide topline data when anticipated or to achieve desired results and benefits, especially in light of COVID-19, a failure of Synthetic Biologics’ clinical trials to continue enrollment as expected or receive anticipated funding, a failure of Synthetic Biologics to successfully develop, market or sell its products, Synthetic Biologics’ inability to maintain its material licensing agreements, or a failure by Synthetic Biologics or its strategic partners to successfully commercialize products and other factors described in Synthetic Biologics’ Annual Report on Form 10-K for the year ended December 31, 2020 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Synthetic Biologics, Inc. (Corporate and Investors)

Vincent I. Perrone, Director Corporate Communication, (240) 660-2000, info@syntheticbiologics.com

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